EXHIBIT 99.1

HEALTHCENTERSONLINE, INC.

FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of
HealthCentersOnline, Inc.
Boca Raton, Florida

We have audited the accompanying balance sheets of HealthCentersOnline, Inc. as of December 31, 2004 and 2003, and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HealthCentersOnline, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

KAUFMAN, ROSSIN & CO.

April 1, 2005, except for Note 8, as to
which the date is April 8, 2005

HEALTHCENTERSONLINE, INC.

BALANCE SHEETS
DECEMBER 31, 2004 AND 2003

	2004	2003

ASSETS

CURRENT ASSETS
Cash	$890,330	$451,596
Accounts receivable, net	967,125	110,425
Certificate of deposit	394,040	—
Prepaid expenses and other	29,687	24,927
Total current assets	2,281,182	586,948

PROPERTY AND EQUIPMENT, NET	84,289	129,015

SECURITY DEPOSITS	2,771	2,771

	$2,368,242	$718,734

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$739,674	$28,263
Deferred revenue	331,207	221,501
Total current liabilities	1,070,881	249,764

COMMITMENTS AND SUBSEQUENT EVENT

STOCKHOLDERS’ EQUITY
Series A preferred stock, convertible, $.01 par value, 3,400,000 shares authorized, 1,966,906 issued and outstanding, liquidation preference of $1,475,180	1,475,180	1,475,180
Series B preferred stock, convertible, $.01 par value, 5,000,000 shares authorized, 900,000 issued and outstanding, liquidation preference of $180,000	180,000	180,000
Series C preferred stock, convertible, $.01 par value, 2,500,000 shares authorized, 1,000,000 and 2,500,000 issued and outstanding, liquidation preference of $100,000 and $250,000	112,500	250,000
Common stock, $.01 par value, 35,000,000 shares authorized, 16,690,543 issued and outstanding	166,905	166,905
Additional paid-in capital	2,148,810	1,962,260
Stock subscription receivable	(18,830)	(18,830)
Accumulated deficit	(2,767,204)	(3,546,545)
Total stockholders’ equity	1,297,361	468,970

	$2,368,242	$718,734

See accompanying notes.

HEALTHCENTERSONLINE, INC.

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003

REVENUES	$3,727,661	$1,509,710

OPERATING EXPENSES
Salaries	1,467,761	758,763
Advertising and promotion	722,526	240,840
General and administrative	762,729	751,519
Total operating expenses	2,953,016	1,751,122

INCOME (LOSS) FROM OPERATIONS	774,645	(241,412)

INTEREST INCOME	4,696	2,164

NET INCOME (LOSS)	$779,341	$(239,248)

See accompanying notes.

HEALTHCENTERSONLINE, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2004 AND 2003

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock
	Number of shares outstanding	Amount	Number of shares outstanding	Amount	Number of shares outstanding	Amount

Balances - December 31, 2002	1,966,906	$1,475,180	900,000	$180,000	2,500,000	$250,000

Stock-based compensation	—	—	—	—	—	—

Net loss

Balances - December 31, 2003	1,966,906	1,475,180	900,000	180,000	2,500,000	250,000

Redemption of preferred stock	—	—	—	—	(1,500,000)	(137,500)

Stock-based compensation	—	—	—	—	—	—

Net income

Balances - December 31, 2004	1,966,906	$1,475,180	900,000	$180,000	1,000,000	$112,500

	Common Stock			Stock
	Number of shares outstanding	Amount	Additiona paid-in capital	subscription receivable	Accumulated deficit	Total

Balances - December 31, 2002	16,690,543	$166,905	$1,670,027	$(18,830)	$(3,307,297)	$415,985

Stock-based compensation	—	—	292,233	—	—	292,233

Net loss					(239,248)	(239,248)

Balances - December 31, 2003	16,690,543	166,905	1,962,260	(18,830)	(3,546,545)	468,970

Redemption of preferred stock	—	—	—	—	—	(137,500)

Stock-based compensation	—	—	186,550	—	—	186,550

Net income					779,341	779,341

Balances - December 31, 2004	16,690,543	$166,905	$2,148,810	$(18,830)	$(2,767,204)	$1,297,361

See accompanying notes.

HEALTHCENTERSONLINE, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$779,341	$(239,248)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	186,550	292,233
Depreciation and amortization	72,059	70,196
Changes in operating assets and liabilities:
Accounts receivable	(994,200)	(100,734)
Prepaid expenses and other	(4,760)	(19,155)
Accounts payable and accrued liabilities	711,411	10,935
Deferred revenue	109,706	156,892
Total adjustments	80,766	410,367
Net cash provided by operating activities	860,107	171,119

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(27,333)	(50,649)
Investment in certificate of deposit	(394,040)	—
Net cash used in investing activities	(421,373)	(50,649)

NET INCREASE IN CASH	438,734	120,470

CASH - BEGINNING	451,596	331,126

CASH - ENDING	$890,330	$451,596

Supplemental Disclosure for Financing and Investing Activities:

Redemption of preferred stock in settlement of accounts receivable	$137,500	$—

See accompanying notes.

HEALTHCENTERSONLINE, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1.                NATURE OF BUSINESS AND ORGANIZATION

Business Activity

HealthCentersOnline, Inc. (the “Company”), was incorporated as EA WebHoldings in 1999 and changed its name to HealthCentersOnline during 2004. The Company is based in Boca Raton, Florida and provides healthcare information on the Internet for patients and their families to help them understand the complex nature of various conditions, diagnostic tests, treatment options and preventive care.  The Company creates health content through a blend of original physician-edited articles, health tools and instructional animations and illustrations.

In addition to the Company’s HealthCentersOnline site, the Company operates web sites focused on condition-specific topics, including HealthyLivingOnline and AllergyHealthOnline.

NOTE 2.                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, certificate of deposit and accounts receivable. From time to time, the Company maintains cash balances with financial institutions in excess of federally insured limits.  The Company performs ongoing credit evaluations of its customers and generally requires no collateral.

Accounts Receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms.  The carrying amount of accounts receivable is reduced by an allowance that reflects management’s best estimate of the amounts that will not be collected. Management individually reviews all accounts receivable balances and based on assessment of current credit worthiness, estimates the portion, if any, of the balance that will not be collected. All balances are considered collectible, and accordingly no allowance has been recorded at December 31, 2004 and 2003.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization.  Property and equipment is depreciated and amortized using the straight-line method over the estimated useful lives of the assets, generally from three to seven years. Expenditures for maintenance and repairs are charged to operations as incurred.  When assets are retired or disposed of, the cost and related accumulated depreciation are removed from the accounts.  Any resulting gain or loss is included in income.

Recognition of Revenue

The Company’s revenues are derived primarily from the sale of sponsorship and advertising contracts, as well as subscription-based services.  Sponsorship revenues are derived principally from contracts designed to support the customer’s broad marketing objectives, including brand promotion, awareness, product introductions and online research.  Sponsorship agreements typically include the delivery of impressions on the Company’s web sites and occasionally the design and development of customized sites that enhance the promotional objectives of the sponsor. An impression is the viewing of promotional material on a web page, which may include rich media and display or banner advertisements, links, buttons or other text or images.

Advertising revenues are derived principally from short-term advertising contracts in which the Company typically guarantees a minimum number of impressions or pages to be delivered to users over a specified period of time for a fixed fee or based on actual impressions delivered. Sponsorship and advertising revenues for fixed fee contracts that are both time and impression based are recognized ratably in the period in which the advertisement is displayed, provided that the Company has no continuing obligations and the collection of the receivable is reasonably assured, at the lesser of the ratio of impressions delivered over total guaranteed impressions or the straight-line basis over the period of service.  Sponsorship and advertising revenues in which the customer specifies the timing of the delivery of impressions and payment is due upon delivery of impressions are recognized when the impressions are delivered and the collection of the receivable is reasonably assured.

The Company has received revenues for subscription-based services. Fees for these services are typically received in advance and, thus, deferred and recognized into income over the term in which the services are provided.

Customer Concentration

Revenues from four customers and a single customer represent approximately 54% and 51% of revenues for the years ended December 31, 2004 and 2003, respectively. Approximately 78% of accounts receivable at December 31, 2004 are due from three customers.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), “Accounting for Income Taxes”.  SFAS 109 requires the recognition of deferred taxes using the liability method.  The Company provides a valuation allowance for deferred tax assets when it is more likely than not that such deferred tax assets will not be realized.

Advertising Costs

Advertising costs are expensed as incurred as advertising and promotion expense in the accompanying statements of operations. Advertising costs were approximately $723,000 and $241,000 for the years ended December 31, 2004 and 2003, respectively.

Web Site Development Costs

The Company accounts for web site development costs in accordance with the provisions of EITF Issue No. 00-2, “Accounting for Web Site Development Costs”, or EITF 00-2, which requires that certain costs to develop web sites be capitalized or expensed, depending on the nature of the costs. Amortization of web site development costs is provided for by the straight-line method over the estimated useful life of two years. No web site costs were capitalized during the years ended December 31, 2004 and 2003 and existing capitalized costs have been fully amortized as of December 31, 2002.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual amounts could differ from these estimates.

Accounting for Stock Options

The Company measures compensation expense related to the grant of stock options and stock-based awards to employees in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” under which compensation expense, if any, is generally based on the difference between the exercise price of an option, or the amount paid for an award, and the market price or fair value of the underlying common stock at the date of the award.

The following table illustrates the effect on the operating results if the Company had applied the fair value-recognition provisions of Statement of Financial Accounting Standards Statement No. 123 (“SFAS No. 123”), Accounting for Stock-Based Compensation, to stock-based employee compensation:

	2004	2003

Net income (loss)	$779,341	$(239,248)
Additional stock-based employee compensation expense determined under fair-value based method for all awards, net of tax	(43,844)	(66,427)

	$735,497	$(305,675)

The fair value of each option was estimated on the date of grant using the Black-Scholes option-pricing model and the following assumptions:

	2004	2003

Risk-free interest rate	2.37%	1.66%
Expected volatility of common stock	—%	—%
Dividend yield	—%	—%
Expected life of options	3 years	3 years

NOTE 3.                PROPERTY AND EQUIPMENT

Property and equipment is comprised of the following:

	December 31, 2004	December 31, 2003

Computer equipment	$224,396	$200,701
Capitalized software	67,688	67,688
Furniture and fixtures	31,770	28,132
Web site development costs	709,999	709,999
Total	1,033,853	1,006,520
Less accumulated depreciation and amortization	(949,564)	(877,505)

	$84,289	$129,015

Depreciation and amortization of property and equipment was approximately $72,000 and $70,000 for the years ended December 31, 2004 and 2003, respectively.

NOTE 4.                PREFERRED STOCK

During the year ended December 31, 2000 the Company issued an aggregate 1,966,906 shares of Series A Preferred stock in exchange for proceeds of $1,475,180. Each share of Series A Preferred stock is convertible into one share of common stock at the option of the holder and mandatorily converts upon, among other things, a sale of the Company. The Series A Preferred stock has equal voting rights with the Company’s common stock, does not bear dividends, participates equally in any cash dividends on common stock declared by the Company and has a liquidation preference of $.75 per share.

During the year ended December 31, 2001 the Company issued an aggregate 900,000 shares of Series B Preferred stock in exchange for proceeds of $180,000. Each share of Series B Preferred stock is convertible into one share of common stock at the option of the holder and mandatorily converts upon, among other things, a sale of the Company. The Series B Preferred stock has equal voting rights with the Company’s common stock, does not bear dividends, participates equally in any cash dividends on common stock declared by the Company and has a liquidation preference of $.20 per share.

During the year ended December 31, 2002 the Company issued an aggregate 2,500,000 shares of Series C Preferred stock in exchange for proceeds of $250,000. Each share of Series C Preferred stock is convertible into one share of common stock at the option of the holder and mandatorily converts upon, among other things, a sale of the Company. The Series C Preferred stock has equal voting rights with the Company’s common stock, does not bear dividends, participates equally in any cash dividends on common stock declared by the Company and has a liquidation preference of $.10 per share. During the year ended December 31, 2003, the Company redeemed 1,500,000 shares of Series C Preferred stock in connection with termination of a customer agreement and settlement of amounts then owed to the Company aggregating $137,500 for services previously provided to the customer.

NOTE 5.                STOCK OPTIONS AND WARRANTS

As of December 31, 2004, the Company has granted options pursuant to the terms of its 2000 and 2002 Stock Option/Stock Issuance Plans. The Plans permit the issuance of options to acquire up to an aggregate eleven million five hundred thousand shares of common stock or shares of common stock, to employees, members of the Company’s Board of Directors and consultants and other independent advisors who provide services to the Company. Awards may be made at exercise prices above or below the fair market value of the Company’s common stock with awards of options being exercisable for up to ten years. All of the awards granted have been at exercise prices of less than fair value at the dates of grant.

During the years ended December 31, 2004 and 2003, the Company granted options to acquire an aggregate 205,000 and 430,000 shares of common stock at exercise prices less than the fair market value of the Company’s common stock at the dates of grant. In connection with these transactions the Company recorded stock-based compensation expense of $176,800 and $290,608 for 2004 and 2003.

The following is a summary of the status of the Company’s stock option plans as of December 31, 2004 and 2003 and changes during the years then ended:

	Number	Weighted-Average Exercise Price

Outstanding at December 31, 2002	4,674,466	$0.11
Granted	430,000	0.12
Exercised	—	—
Cancelled	—	—
Outstanding at December 31, 2003	5,104,466	0.11
Granted	205,000	0.10
Exercised	—	—
Cancelled	—	—
Outstanding at December 31, 2004	5,309,466	$0.11

Options exercisable at December 31, 2004	4,599,466	$0.11

Options exercisable at December 31, 2003	2,474,591	$0.11

The following tables summarize information about stock options outstanding and exercisable at December 31, 2004.

	Stock Options Outstanding
Range of Exercise Prices	Number	Weighted-Average Remaining Estimated Life	Weighted-Average Exercise Price

$0.10 - $0.20	4,984,466	3 months	$0.11
$0.25 - $0.50	325,000	3 months	$0.27

	5,309,466

	Stock Options Exercisable
Range of Exercise Prices	Number	Weighted-Average Exercise Price

$0.10 - $0.20	4,299,466	$0.11
$0.25 - $0.50	300,000	$0.25

	4,599,466

As of December 31, 2004 and 2003, the Company had warrants outstanding to acquire an aggregate 400,845 shares of the Company’s common stock. The warrants were granted during 2001 thru 2003 in connection with services provided to the Company by non-employees. Included in stock-based compensation expense in the accompanying financial statements is $9,750 for the year ended December 31, 2004 and $1,625 for the year ended December 31, 2003 arising from the warrants to acquire 75,000 shares of common stock granted in 2003 at an exercise price less than the fair market value of the Company’s common stock at the date of grant.

NOTE 6.                INCOME TAXES

The components of the provision for income taxes are as follows:

	2004	2003

Current tax expense (benefit)	$—	$—
Deferred tax expense (benefit)	—	—

Provision for income taxes	$—	$—

Deferred income taxes result from temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements.  A summary of the components of deferred income taxes is as follows

	December 31, 2004	December 31, 2003

Deferred tax assets:
Stock-based compensation	$646,000	$576,000
Depreciation and amortization	9,000	17,000
Net operating loss	282,000	638,000
Net deferred tax asset	937,000	1,231,000
Valuation allowance	(937,000)	(1,231,000)

Net deferred taxes	$—	$—

The provision for income taxes for the years ended December 31, 2004 and 2003 differs from the amount which would be computed based on the Company’s pretax income (loss) multiplied by the federal statutory rate of 34% principally as a result of changes in the deferred tax asset valuation allowance.

The Company has determined that it is more likely than not that realization of the deferred tax asset will not occur and, therefore, a valuation allowance of $937,000 and $1,231,000 is recorded as of December 31, 2004 and 2003, respectively.

As of December 31, 2004, for U.S. income tax purposes, the Company has federal and state net operating loss carryforwards of approximately $750,000 expiring through 2024.

NOTE 7.                COMMITMENTS

The Company, in connection with its normal business operations, leases office space under non-cancelable operating leases.  In connection with these leases, rent expense amounted to approximately $46,000 and $40,000 for the years ended December 31, 2004 and 2003, respectively.

Future minimum lease obligations are as follows:

Year ending December 31,

2005	$96,000
2006	115,000
2007	112,000
2008	116,000
2009	120,000
Thereafter	52,000

Total	$611,000

NOTE 8.                SUBSEQUENT EVENT

On April 8, 2005, the then outstanding shares of the Company’s common stock and rights to acquire shares of the Company’s common stock were acquired by iVillage Inc.